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                                                                    Exhibit 23.2

                         Independent Auditors' Consent
                         -----------------------------



The Board of Directors
Neurogen Corporation:


We consent to the use of our report dated February 12, 1996, relating to the balance sheet of Neurogen Corporation as of December 31, 1995, and the related statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995 which report appears in the December 31, 1996 annual report on Form 10-K of Neurogen Corporation.


                                                 KPMG Peat Marwick LLP




Hartford, Connecticut
March 28, 1997